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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 29, 2001


                              HTTP TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                    0-26886                  13-3758042
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(State or Other Jurisdiction      (Commission             (I.R.S. Employer
     of Incorporation)            File Number)           Identification No.)


               46 Berkeley Square, London W1J 5AT, United Kingdom
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      (Address of Principal Executive Offices)               (Zip Code)

                              011-44 20 7598 4070
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             (Registrant's Telephone Number, Including Area Code)


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        (Former name or former address, if changed since last report)











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ITEM 5.     OTHER EVENTS.

            On January 29, 2001, HTTP Technology, Inc. (the "Company") appointed Mark Warde-Norbury to the Company's Board of Directors to fill one of the vacancies created by the recent resignations of Dr. Alexander Nill, Dr. Stefan Fleissner, Martin Lechner, and Nicholas Thistleton. None of the resignations occurred because of a disagreement with the Company on any matter relating to the Company's operations, policies or practices. Although not a director, Mr. Thistleton remains an officer of the company. The current composition of the Company's Board of Directors is as follows:

            STEFAN ALLESCH-TAYLOR has served as the Company's Chairman and Director since December 1999. He is also Chairman of the Board of STG Holdings PLC, an investment company and a major shareholder of HTTP Technology, Inc. Mr. Allesch-Taylor began his career as a stockbroker, becoming a Registered Representative of the London Stock Exchange in 1988. Over the past eight years, he has served as a Director of a wide variety of companies and acted for a number of substantial international trusts involved in the finance and technology sectors.

            JASON E. FORSYTH, has served as the Company's Chief Financial Officer and Director since February 9, 2000. Mr. Forsyth has eight years of experience in accounting and finance in both the United Kingdom and the United States. He has worked in a variety of industries including software, telephony and consumer products. He has extensive commercial and corporate strategy experience having worked at AT&T Wireless (formerly LA Cellular) and has been involved in corporate finance, seed financing, working capital fund raising and mezzanine financing for several years. Mr. Forsyth has passed the Certified Management Accountant (CMA), Certified Financial Manager (CFM) and Certified Public Accountant (CPA) examinations. He gained a BSc (Honors) in Accountancy and Economics from Southampton University, England.

            SIR EUAN CALTHORPE (member of the Audit and Remuneration Committees) has served as the Company's Director since December 22, 1999. Sir Euan Calthorpe has been the principal of the private Calthorpe Estates group of companies for over 10 years. The core activity of this substantive group is real estate investment and development spanning a wide variety of assets from leisure to retail shopping centers and serviced offices. Utilizing significant financial and management expertise, the Group has diversified investments in publishing, e-commerce and B2B information technology companies. These investments have included a number of successful Internet and Telecommunications companies. He is a highly experienced private investor and has worked with a wide range of companies from start-ups to established public companies. He leads a team of professionals from offices in the United Kingdom and has a broad network of business connections both in Europe and the United States.

            GIORGIO LAURENTI has served as a director of the Company since March 31, 2000. Mr. Laurenti has extensive commercial experience, having served in senior management roles at Revlon for the last twelve years. He has served as President of Revlon France and Euro International since October 1999 and President of Revlon Euro International since February 1999. He was President of International Business Development at Mac Andrews & Forbes, Revlon's parent company, with the responsibility of overseeing International Mergers and



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Acquisitions and Development. Prior to joining Revlon, Mr. Laurenti owned OTIC, a real estate and property development company from 1977 to 1988. He served as Chief Executive Officer of Coricama, a manufacturer of high precision surgical instruments, scissors and metal, where he was responsible for U.S. and International Development.

            CHARLES SCHWAB, JR. (member of the Audit and Remuneration Committees) has served as a director of the Company since August 16, 2000. He is a manager and member of Kensington Value Fund LLC, a private family financed investment vehicle ("KVF"). KVF focuses on financing visionary entrepreneurs developing innovative ideas. KVF's Investments include all aspects of the electronic economy and technology. KVF has over 20 companies invested in its portfolio. Mr. Schwab has been managing capital for over 10 years for both domestic and international clients. He spent over four years from 1990 through 1994 with Banque Paribas in their London and New York office managing the Bank's proprietary capital. KVF began operations in late 1994. Mr. Schwab earned a BA in economics and history from Northwestern University and an MBA in accounting and finance from the University of Chicago Graduate School of Business. He currently serves on several Boards, including Integration Associates, which designs custom analog ASIC solutions, and cMore Medical Solutions, a software developer of medical procedures.

            MARK WARDE-NORBURY has served as a director of the Company since January 29, 2001. He graduated from Durham University and spent fourteen years with the investment bank Robert Fleming & Co. and its subsidiary company Save & Prosper Group. As a senior manager in the bank, Mr. Warde-Norbury helped to launch and manage the Fleming Private Banking operation in the UK, working in conjunction with the Commercial Banking and Corporate Finance departments. Mr. Warde-Norbury's primary responsibilities for the Company will be in creating the structures of joint partnerships and alliances for our proprietary technology, and in presenting the company's varied operations and products. He is an Affiliate of The Securities Institute, and a Securities and Futures Authority
(SFA) authorized Corporate Advisor, as well as a director of Capital Strategy PLC and STG Holdings PLC.




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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                HTTP TECHNOLOGY, INC.


                                                By  /s/ Jason E. Forsyth
                                                   ---------------------------
                                                   Jason E. Forsyth
                                                   Chief Financial Officer
Date:    March 2, 2001